Exhibit 99.1

IIOT-OXYS Inc. Signs NDA with European Medical Device Equipment-as-a-Service Start-Up

CAMBRIDGE, MA / ACCESSWIRE / February 24, 2022 / IIOT-OXYS Inc. (OTC PINK:ITOX) announces the execution of a Non-Disclosure Agreement (NDA) with a strategic European medical device Equipment-as-a-Service (Eaas) start-up.

"This company has developed and deployed a medical device EaaS IIoT software and hardware system that enables the ‘servitization’ of medical device OEMs products to a hospital or other healthcare facility. This allows an industry’s OEMs to sell their products as an ‘outcome as a service’ rather than a one-off sale,’’ Cliff Emmons, CEO of IIOT-OXYS stated.

The company’s innovative leader, a technologist and serial entrepreneur, is a subject matter expert (SME) in AI (artificial intelligence) and machine learning, IIoT (Industrial Internet of Things), blockchain and edge computing. Through his leadership, the company has secured non-dilutive funding to successfully execute Proof of Concepts (POCs) for several EU companies.

This NDA is the first step of the engagement process with this strategic partner. The company’s leader is excited to engage IIOT-OXYS given the medical device industry experience and expertise of IIOT-OYXS’s leadership team.

This recent development continues IIOT-OXYS’ drive to push into new sectors. This specific partnership is structured to support the company’s interest in expanding into the U.S. medical device EaaS market, starting with the greater Boston area. The potential LOI would include guidelines for potential revenue and profit-sharing models in exchange for business development efforts and financing options. There is also a collaborative dimension where IIOT-OXYS’s advanced AI and machine learning algorithms could be integrated into the company’s EaaS offerings.

“This NDA is one of several that IIOT-OXYS has signed since the beginning of 2021 to negotiate LOIs to expand current target markets (smart manufacturing and structural health monitoring) and open new markets (like EaaS) to our advanced AI & machine learning algorithms,” stated Emmons. “Our future revenue stream will be generated by both inorganic and organic growth. We are excited the leader of this company saw our capabilities and experience in medical devices as well as our core strengths in AI and machine learning as a strong potential strategic partner to open the U.S. market to their complimentary products and services.

“The EaaS global in 2019 was $22 billion USD and is projected to grow at 35% CAGR and reach $131 billion USD by 2025. IIOT-OXYS has been an effective strategic partner to Aingura IIoT, S.L., and we welcome additional complimentary strategic partnerships to help fuel our growth and capture our share of this growing market. We expect negotiations to lead to agreements that will in turn lead to new business in due time.”

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About IIOT-OXYS Inc.

IIOT-OXYS Inc. (OTC: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS’s edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.OxysCorp.com.

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS Inc.
Contact@OxysCorp.com
www.OxysCorp.com

SOURCE: IIOT-OXYS, Inc.